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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 1997, with respect to the combined financial statements of the Equipe Combined Companies incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69721) and the related Prospectus of PRI Automation, Inc. for the registration of 1,403,504 shares of its common stock.

                                               /s/ Ernst & Young LLP


San Jose, California
March 4, 1999